UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, the Organization and Compensation Committee of the Board of Directors (the “Committee”) of Sealed Air Corporation (the “Company”) approved the Sealed Air Corporation Executive Severance Plan (the “Plan”). The Plan provides severance benefits upon a qualifying termination of employment to selected employees of the Company. The Committee also designated the initial participants in the Plan, which included the executive officers and certain other key personnel.

Severance benefits are triggered under the Plan upon a termination of employment (other than by reason of death or disability) by the Company without “Cause” or by the employee for “Good Reason” (as those terms are defined in the Plan). Severance benefits are in the form of continuation of base salary and health and welfare benefits for a period of months (ranging from 3 to 12 months) based on the employee’s years of service with the Company in accordance with the following schedule:

Participant’s Years of Service	Severance Period
Less than 1	None
Between 1 and 2	3 months of Compensation
Between 2 and 3	6 months of Compensation
Between 3 and 5	9 months of Compensation
More than 5	12 months of Compensation

If a termination without Cause or for Good Reason occurs upon or within two years after a change in control of the Company, the employee is instead entitled to receive (1) a lump sum payment equal to two years of base salary, (2) continued health and welfare benefits for up to 18 months, and (3) accelerated vesting of all outstanding equity compensation awards. For this purpose, and consistent with the current provisions of the Company’s stockholder-approved 2005 Contingent Stock Plan, accelerated vesting of any performance-based equity awards is based on assumed achievement of performance goals at the greater of target performance or actual performance measured through the last quarter preceding the change in control.

Severance benefits are conditioned upon an employee giving the Company a general release of claims at the time of separation. Benefits are also conditioned upon an employee’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality, and non-competition (in addition to any other restrictive covenants that an employee may be subject to). No tax gross-ups are provided to any participant under the Plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the Plan in connection with a change in control.

If an employee covered by the Plan is also entitled to severance under an existing agreement with the Company, the terms of the individual severance agreement will control instead of the Plan.

The foregoing summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Sealed Air Corporation Executive Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION
By:	/s/ Norman D. Finch Jr.

Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: February 10, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sealed Air Corporation Executive Severance Plan